UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices) (Zip code)
(510) 933-7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 15, 2006, Herbert Chang resigned as Chairman of the Board and as a director of Oplink Communications, Inc. (the “Company”).
     At a meeting held on February 16, 2006, the Company’s Board of Directors appointed director Leonard LeBlanc to serve as Chairman of the Board of the Company. At the meeting, the Board also appointed Dr. Hua Lee as a director of the Company. As part of his duties as a director, Dr. Lee will serve on the Board’s Compensation Committee and Nominating and Corporate Governance Committee. The Company issued a press release announcing Mr. Chang’s resignation and the appointment of Mr. LeBlanc as Chairman and Dr. Lee as a director on February 17, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
99.1 Press release of Oplink Communications, Inc. dated February 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

Date: February 17, 2006	By:	/s/ Bruce D. Horn

Name: Bruce D. Horn Title: Chief Financial Officer

EXHIBIT INDEX
(c) Exhibits
99.1 Press release of Oplink Communications, Inc. dated February 17, 2006.